                                                                    EXHIBIT 99.2



                             NOTE PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       AMERICA ONLINE LATIN AMERICA, INC.

                                       AND

                              AOL TIME WARNER INC.

                            DATED AS OF MARCH 8, 2002

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE 1 Agreement To Sell And Purchase; Closings................................................................1
                  Section 1.1       Sale and Purchase.............................................................1

Table 1  SUBSEQUENT TRANCHES......................................................................................2
                  Section 1.2       Closings, Delivery and Payment................................................3

ARTICLE 2 Representations And Warranties Of The Company...........................................................4
                  Section 2.1       Organization; Authorization; Enforceability...................................4
                  Section 2.2       Valid Issuance of the Securities..............................................5
                  Section 2.3       SEC Documents; Financial Statements...........................................5
                  Section 2.4       Securities Law Compliance.....................................................6
                  Section 2.5       Compliance with Laws, Other Instruments; Governmental Authorizations, etc...........................................................................6
                  Section 2.6       No Prohibitions...............................................................7
                  Section 2.7       Litigation....................................................................7
                  Section 2.8       Taxes.........................................................................7
                  Section 2.9       ERISA; Foreign Pension Plans..................................................7
                  Section 2.10      Accuracy of Information.......................................................8
                  Section 2.11      Regulations U and X...........................................................8
                  Section 2.12      Absence of Undisclosed Liabilities............................................8
                  Section 2.13      Capitalization and Voting Rights..............................................9
                  Section 2.14      Intellectual Property........................................................10
                  Section 2.15      Broker Fees..................................................................10

ARTICLE 3 Representations And Warranties Of The Purchaser........................................................10
                  Section 3.1       Investment Representations...................................................10
                  Section 3.2       Organization; Authorization; No Conflict.....................................11
                  Section 3.3       Consents.....................................................................12
                  Section 3.4       Brokers Fees.................................................................12
                  Section 3.5       Disclosure of Information....................................................12
                  Section 3.6       Legends......................................................................12

ARTICLE 4 Covenants..............................................................................................12
                  Section 4.1       Notification Requirements....................................................12
                  Section 4.2       Actions to Issue the Securities..............................................12
                  Section 4.3       Reimbursement of Legal Fees..................................................15
                  Section 4.4       Assignee Registration Rights.................................................15
                  Section 4.5       Resale Restriction on Applicable Shares......................................16
                  Section 4.6       Further Assurances...........................................................16

ARTICLE 5 Conditions To Closings.................................................................................16
                  Section 5.1       Conditions to the Purchaser's Obligations to Purchase the Initial
                                    Notes........................................................................16
                  Section 5.2       Conditions to the Company's Obligations to Issue Initial Notes...............18


                                                                                                               PAGE
                                                                                                               ----

ARTICLE 6 Indemnification........................................................................................19
                  Section 6.1       Indemnification by the Company...............................................19
                  Section 6.2       Non-Exclusive Remedy.........................................................19

ARTICLE 7 Miscellaneous..........................................................................................20
                  Section 7.1       Successors and Assigns; Assignment...........................................20
                  Section 7.2       Amendments and Waivers.......................................................20
                  Section 7.3       Notices......................................................................20
                  Section 7.4       Entire Agreement; Supersedes Prior Agreements................................21
                  Section 7.5       Delays or Omissions..........................................................22
                  Section 7.6       Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.................22
                  Section 7.7       Severability.................................................................22
                  Section 7.8       Titles and Subtitles.........................................................22
                  Section 7.9       Counterparts; Facsimile Signatures...........................................22
                  Section 7.10      Survival of Warranties.......................................................23
                  Section 7.11      Other Definitions............................................................23


TABLES

Table 1          Subsequent Tranches

EXHIBITS
--------

Exhibit A-1       Form of Initial Note
Exhibit A-2       Form of PIK Note
Exhibit B         Disclosure Schedule
Exhibit C         Form of Charter Amendments
Exhibit D         Form of Certificate of Designation for Series F Preferred Stock
Exhibit E         Form of Assignee Registration Rights Agreement
Exhibit F         Second Amended and Restated Registration Rights Agreement
Exhibit G         Second Amended and Restated Stockholders Agreement
Exhibit H         Itau Letter
Exhibit I         Legal Opinion
Exhibit J         Cross-Receipt
Exhibit K         Form of Counterpart Signature Page


                             NOTE PURCHASE AGREEMENT

         THIS NOTE PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT") is entered into as of March 8, 2002 between America Online Latin America, Inc., a Delaware corporation (the "COMPANY") and AOL Time Warner Inc., a Delaware corporation ("AOLTW" and/or its permitted assigns, the "PURCHASER").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate principal amount of up to $160 million of its 11% Senior Convertible Notes due 2007, in the form attached hereto as EXHIBIT A-1 (the "INITIAL NOTES"); and

         WHEREAS, the Purchaser desires to purchase the Initial Notes from time to time on the terms and conditions set forth herein and therein, and the Company desires to issue and sell the Initial Notes to the Purchaser from time to time on the terms and conditions set forth herein and therein;

         WHEREAS, interest due and payable on the Initial Notes shall be payable by the Company in cash, in additional convertible notes of the Company, in the form attached hereto as EXHIBIT A-2 and on the terms set forth in the Initial Notes (the "PIK NOTES" and, together with the Initial Notes, the "NOTES") or in Applicable Shares (as defined in Section 7.11) on the terms set forth in the Initial Notes; and

         WHEREAS, the Notes will be convertible into Applicable Shares;

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE 1

                    AGREEMENT TO SELL AND PURCHASE; CLOSINGS

         SECTION 1.1 SALE AND PURCHASE.

         (a) Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company a maximum of $160,000,000 aggregate principal amount of the Initial Notes for a maximum purchase price of $160,000,000 (the "PURCHASE PRICE") in accordance with the terms hereof. The Initial Notes will be issued in a series of tranches from time to time in an aggregate amount not to exceed $160,000,000 and as further specified herein, and upon the delivery by the Company to the Purchaser of a Funding Notice (as defined below) for each applicable tranche. Subject to the satisfaction or waiver of the conditions specified in Article V, the first tranche, consisting of $17,300,000 principal amount of Initial Notes, shall be issued at the First Closing (as defined below). Subject to the delivery of a Funding Notice (as defined below) by the Company, Section 1.1(d), and the satisfaction or waiver of the applicable conditions specified in Article V, each subsequent tranche of Initial Notes shall be issued at the Subsequent Closing (as defined below) specified in the applicable Funding Notice in accordance with the terms set forth herein; PROVIDED, that (i) no Initial Notes shall be issued and AOLTW shall have no obligation to purchase or cause the Purchaser to purchase any Initial Notes after December 31, 2002, (ii) there shall be no more than one subsequent tranche of Initial Notes in any one calendar month, (iii) each subsequent tranche of Initial Notes shall consist of no less than $10,000,000 principal amount of Initial Notes, and (iv) at no time shall the aggregate principal amount of Initial Notes issued as of the First Closing and thereafter exceed the maximum aggregate principal amount specified in the following table for the applicable funding period (each, a "FUNDING PERIOD"), as adjusted pursuant to Section 1.1(d) hereof:

                                     TABLE 1

                               SUBSEQUENT TRANCHES

------------------------------------------------------------------------------------ -----------------------------
                                                                                     MAXIMUM AGGREGATE PRINCIPAL
                                                                                                AMOUNT
                                                                                        OF INITIAL NOTES TO BE
                                  FUNDING PERIOD                                                ISSUED
------------------------------------------------------------------------------------ -----------------------------
First Closing to and including March 31, 2002                                                   $17,300,000
------------------------------------------------------------------------------------ -----------------------------
On and after April 1, 2002 to and including June 30, 2002                                       $86,800,000
------------------------------------------------------------------------------------ -----------------------------
On and after July 1, 2002 to and including September 30, 2002                                  $124,900,000
------------------------------------------------------------------------------------ -----------------------------
On and after October 1, 2002 to and including December 31, 2002                                $160,000,000
------------------------------------------------------------------------------------ -----------------------------


         (b) In the event the Company decides to issue Initial Notes in any subsequent tranche, not less than five (5) business days prior to the proposed date of funding thereof, the Company shall deliver (such date of delivery, the "FUNDING NOTICE DATE") a written notice to the Purchaser (each, a "FUNDING NOTICE") which Funding Notice shall set forth the aggregate principal amount of Initial Notes to be purchased by the Purchaser at the Subsequent Closing (as defined below) for such tranche and shall specify the date and time of such Subsequent Closing (which shall be no more than 20 days later than the Funding Notice Date for such tranche).

         (c) At each Closing, the Company will issue and deliver the Initial Notes to be sold and purchased at such Closing free and clear of any Liens and in such denominations as the Purchaser may request and registered in the Purchaser's name. At each Closing, the Purchaser shall pay the purchase price for the Initial Notes to be sold and purchased by wire transfer of immediately available U.S. dollars to an account designated by the Company by prior written notice to the Purchaser.

         (d) Notwithstanding anything to the contrary herein, if after the date hereof but on or before December 31, 2002, the Company or any of its Subsidiaries, directly or indirectly,

                  (i) issues or sells any shares of Capital Stock or other Securities (including pursuant to the exercise, exchange or conversion of any convertible securities, options, warrants or other rights) to any Person for cash or Cash Equivalents or incurs any Indebtedness (other than Indebtedness permitted under clauses (a), (b), (c), (e),
         (f), (g), (h), (i) and (j) of Section 6.2 of the Notes) (each such issuance, sale or incurrence, a "FINANCING"), other than (x) a Financing consummated since the date hereof to the extent that such Financing, when taken together with all other Financings consummated since the date hereof, does not in the aggregate exceed $10,000,000 and
         (y) Financings which are Exempted Financings, or

                  (ii) engages in an Asset Sale, other than an Asset Sale consummated since the date hereof to the extent that such Asset Sale, when taken together with all other Asset Sales consummated since the date hereof, does not in the aggregate exceed $10,000,000, then the maximum aggregate principal amount of the Initial Notes that AOLTW shall be obligated to purchase or cause the Purchaser to purchase under this Agreement for the Funding Period in which such Financing or Asset Sale occurs and future Funding Periods shall be reduced on a dollar-for-dollar basis by the amount of all Net Cash Proceeds received by the Company or any of its Subsidiaries from such Financing or such Asset Sale.

         SECTION 1.2 CLOSINGS, DELIVERY AND PAYMENT.

         (a) The purchase and sale of each tranche of the Initial Notes will be consummated at a closing (each a "CLOSING" and collectively, the "CLOSINGS").

         (b) At the first closing (the "FIRST CLOSING"), subject to the satisfaction or waiver of the conditions specified in Article V hereof, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company, $17,300,000 aggregate principal amount of the Initial Notes for a purchase price of $17,300,000. The First Closing shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 and shall occur at 10 a.m. Eastern Standard time, on March 11, 2002 or on such other date and time as may be mutually agreed upon by the Company and the Purchaser. The date on which the First Closing occurs is referred to herein as the "FIRST CLOSING DATE".

         (c) At each Closing after the First Closing (each, a "SUBSEQUENT CLOSING"), subject to Section 1.1(d) and the satisfaction or waiver of the applicable conditions specified in Article V hereof, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company, an aggregate principal amount of Initial Notes as determined in accordance with
Section 1.1 for a purchase price equal to the aggregate principal amount of such Initial Notes to be sold and purchased. There shall occur no more than one Subsequent Closing under this Agreement in any one calendar month. Each Subsequent Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 and shall occur at 10 a.m. Eastern Standard time and on the date determined in accordance with Section 1.1 above or on such other date and time as may be mutually agreed upon by the Company and the Purchaser. The date on which a Subsequent Closing occurs is referred to herein as a "SUBSEQUENT CLOSING DATE".

                                   ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Disclosure Schedule attached hereto as EXHIBIT B (the "DISCLOSURE SCHEDULE"), which Disclosure Schedule shall identify those sections of this Article 2 that each item included therein is intended to qualify, the Company hereby represents and warrants to the Purchaser as of the date hereof and as of the date of each Closing (unless another date is specifically referenced) as follows:

         SECTION 2.1 ORGANIZATION; AUTHORIZATION; ENFORCEABILITY.

         The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into this Agreement and the Notes, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate and shareholder action necessary to execute and deliver this Agreement and the Notes, to perform its obligations under this Agreement, the Notes and the other documents and instruments delivered by it pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, obtaining the recommendation of the Finance Committee of the Company's Board of Directors (the "BOARD"), the approval of the Board and the approval of the Special Committee of the Board in each case, of this Agreement, the Notes, the amendments to the Company's Restated Certificate of Incorporation (the "CERTIFICATE") in the form of EXHIBIT C here to (the "CHARTER AMENDMENTS") and the Certificate of Designation and each of the transactions contemplated thereby, other than (i) the filing with the Secretary of State of the State of Delaware of a certificate of designation for the Series F Preferred Stock in substantially the form of EXHIBIT D hereto (the "CERTIFICATE OF DESIGNATION"), (ii) the approval of the Charter Amendments by
(x) the requisite vote of the Series B Preferred Stock and Series C Preferred Stock, (y) the affirmative vote of the holders of at least 75% of the outstanding voting power of Class A Common Stock, Series B Preferred Stock and Series C Preferred Stock voting together as a single class, and (z) the affirmative vote of the holders of at least a majority of the outstanding Class A Common Stock (the "CHARTER AMENDMENTS SHAREHOLDER APPROVAL"), (iii) the approval of the transactions contemplated hereby and by the Notes for purposes of Rule 4350 of the Marketplace Rules of the Nasdaq Stock Market by the affirmative vote of a majority of the votes cast on the matter by the holders of issued and outstanding shares of Class A Common Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class (the "NASDAQ SHAREHOLDER APPROVAL") and, together with the Charter Amendments Shareholder Approval, the "SHAREHOLDER APPROVALS") and (iv) upon receipt of the Charter Amendments Shareholder Approval, the filing with the Secretary of State of the State of Delaware of the Charter Amendments. Except as described in the preceding sentence, no corporate or shareholder action is required for the execution, delivery and performance of this Agreement and the Notes, the filing and effectiveness of the Certificate of Designation, the filing and effectiveness of the Charter Amendments, the issuance of the Notes, the conversion of the Notes into Series F Preferred Stock or Series B Preferred Stock, as the case may be, in accordance with their terms, the continued payment of dividends on, and the redemption of, the Series B Preferred Stock in accordance with its terms, and the consummation of all the other transactions contemplated hereby and thereby. This Agreement has been, and the Notes when executed will be, duly executed and delivered by the Company and this Agreement is, and the Notes when executed will be, legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the availability or lack of availability of specific performance and other equitable remedies.

         SECTION 2.2 VALID ISSUANCE OF THE SECURITIES.

         The Initial Notes, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, and the PIK Notes, when issued and delivered in accordance with the terms of the Initial Notes, will be duly authorized and issued and will be free and clear of any Liens and preemptive and other similar rights other than rights under the Stockholders Agreements. Upon the filing of the Certificate of Designation, the Series F Preferred Stock will be validly authorized and will be issuable without restriction upon the conversion of any Notes in accordance with the terms thereof. Upon filing of the Charter Amendments with the Secretary of State of the State of Delaware, the Series B Preferred Stock will be validly authorized and will be issuable without restriction upon the conversion of any Notes in accordance with the terms thereof. The Applicable Shares have been duly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, the Notes and this Agreement (and the Certificate of Designation, in the case of Series F Preferred Stock, and the Charter Amendments, in the case of Series B Preferred Stock), will be duly authorized and validly issued, fully paid, and nonassessable and will be free and clear of any Liens and preemptive and other similar rights, other than rights under the Stockholders Agreements.

         SECTION 2.3 SEC DOCUMENTS; FINANCIAL STATEMENTS.

         (a) The Company has furnished or made available to the Purchaser each report, schedule, statement, form and definitive proxy statement, if any, filed by the Company with the United States Securities and Exchange Commission ("SEC") since December 31, 2000 up to and including the First Closing Date and, with respect to each Subsequent Closing, such Subsequent Closing Date, which are all the documents that the Company will have been required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") prior to the date of such applicable Closing Date (collectively, the "COMPANY SEC DOCUMENTS"). Set forth in Section 2.3 of the Disclosure Schedule is a complete listing of the Company SEC Documents as of the date of this Agreement. As of their respective filing dates, none of the Company SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained or will have contained any untrue statement of a material fact or omitted or will have omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company SEC Documents complied or will have complied when filed, or in the case of registration statements, as of their respective effective times, in all material respects with the then applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. To the actual knowledge of senior management of the Company, none of the statements made in any such Company SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof).

         (b) The financial statements (including the notes thereto) of the Company included in the Company SEC Documents, complied or will have complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were or will have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except as may have been indicated in the notes thereto and, with respect to any interim financial statements, except for the absence of footnotes and subject to normal year-end adjustments) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations, shareholders' equity and cash flows for the period then ended.

         SECTION 2.4 SECURITIES LAW COMPLIANCE.

         Assuming that the representations and warranties of the Purchaser set forth in Section 3.1 hereof are true and correct in all material respects, the offer and sale of the Notes made pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Notes) which would subject the offering or sale of the Notes to the registration requirements of the Securities Act.

         SECTION 2.5 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS; GOVERNMENTAL AUTHORIZATIONS, ETC.

         (a) None of the execution, delivery and performance by the Company of this Agreement and the Notes, the issuance and sale of the Initial Notes, the issuance of PIK Notes, the issuance of the Applicable Shares, or the consummation of any other transaction contemplated by this Agreement or the Notes will (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, the Certificate or the Bylaws of the Company or the similar organizational documents of any Subsidiary, in each case as in effect from time to time, any material provision of any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound,
(ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary or any of transactions contemplated hereby or by the Notes.

         (b) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, other than (i) any required filing of notification and report forms and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") in respect of the receipt of Applicable Shares pursuant to the terms of the Notes, (ii) the filing of the Certificate of

Designation and the Charter Amendments with the Secretary of State of the State of Delaware, (iii) the filing of a Notice of Sale of Securities pursuant to Regulation D under the Securities Act and (iv) the filing with the SEC of preliminary proxy materials (such proxy materials, and any amendments or supplements thereto, and the definitive form of such proxy materials, collectively, the "PROXY STATEMENT").

         SECTION 2.6 NO PROHIBITIONS.

         No temporary restraining order, preliminary or permanent injunctions or other order issued against the Company or any Subsidiary of the Company or, to the knowledge of the Company, any other Person by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereby or by the Notes are in effect, nor is any proceeding brought by an administrative agency or commission or other Governmental Authority or instrumentality seeking any of the foregoing pending against the Company or any Subsidiary of the Company or, to the knowledge of the Company, any other Person. In addition, no Federal, state, local or foreign statute, rule or regulation has been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or the Notes or any of the conditions to the consummation of such transactions.

         SECTION 2.7 LITIGATION.

         There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective assets or properties (i) which would reasonably be expected to be adversely determined and that, if adversely determined, would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, assets (including intangible assets), operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), or
(ii) with respect to the transactions contemplated by this Agreement and the Notes.

         SECTION 2.8 TAXES.

         Each of the Company and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 2.9 ERISA; FOREIGN PENSION PLANS.

         (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan which either individually or in the aggregate are material.

         SECTION 2.10 ACCURACY OF INFORMATION.

         None of the factual information (other than the projections), if any, heretofore or contemporaneously furnished in writing to the Purchaser by or on behalf of the Company in connection with this Agreement or any transaction contemplated hereby, taken as a whole together with the SEC Documents and other information otherwise made available to AOLTW and its Affiliates, contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in writing (other than the projections, if any) in connection with this Agreement by or on behalf of the Company to the Purchaser will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.

         SECTION 2.11 REGULATIONS U AND X.

         The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Note will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation
X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 2.12 ABSENCE OF UNDISCLOSED LIABILITIES.

         Except to the extent set forth in (i) any Company SEC Documents, (ii)
Section 2.12 of the Disclosure Schedule or (iii) any financial statements required to be delivered to existing holders of the Notes (including the notes thereto), neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As of each Closing, no Authorized Officer of the Company knows of any basis for the assertion against the Company or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not set forth in any Company SEC Documents or the financial statements required to be delivered to existing holders of the Notes (including the notes thereto) which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 2.13 CAPITALIZATION AND VOTING RIGHTS.

         (a) The authorized capital stock of the Company as of the date of this Agreement consists of:

                  (i) 1,250,000,000 shares of Class A Common Stock, par value $.01 per share of the Company (the "CLASS A COMMON STOCK"), of which 67,057,214 shares are issued and outstanding,

                  (ii) 250,000,000 shares of Class B Common Stock, par value $.01 per share (the "CLASS B COMMON STOCK"), of which none are issued and outstanding,

                  (iii) 250,000,000 shares of Class C Common Stock, par value $.01 per share (the "CLASS C COMMON STOCK"; together with the Class A Common Stock and the Class B Common Stock, the "COMMON STOCK"), of which none are issued and outstanding, and

                  (iv) 500,000,000 shares of Preferred Stock, par value $.01 per share (the PREFERRED STOCK"), of which (x) 150,000,000 shares of Series B Preferred Stock have been designated, of which 116,010,456 shares are issued and outstanding, and (y) 150,000,000 shares of Series C Redeemable Convertible Preferred Stock of the Company (the "SERIES C PREFERRED STOCK") have been designated, of which 111,413,994 shares were issued and outstanding.

         (b) The outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

         (c) As of the date of this Agreement, except for (i) the conversion privileges of the Class B Common Stock, the Class C Common Stock and the Preferred Stock, (ii) the options and warrants listed in Section 2.13 the Disclosure Schedule and (iii) any rights of shareholders under the Stockholder Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, proxy or shareholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities, nor has the Company taken or agreed to take any action to issue or grant the same. As of the date of this Agreement, except as set forth in Section
2.13 of the Disclosure Schedule, the Company is not a party or subject to any agreement or understanding and, to the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security of the Company or the voting by a director of the Company other than the Stockholders Agreements, the Voting Agreement, dated March 8, 2002, among AOLTW, America Online, Inc. ("AOL"), Aspen Investments LLC and Atlantis Investments LLC, and the Voting Agreement dated as of March 8, 2002 among AOLTW, AOL, Banco Itau, S.A., Banco Itau, S.A.--Cayman Branch, and Itau Bank Limited. As of the date hereof, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company other than as provided in the Certificate or arrangements with employees of or consultants to the Company with respect to shares acquired under the Company's benefits plans.

         SECTION 2.14 INTELLECTUAL PROPERTY.

         The Company and its Subsidiaries own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the business now operated by them. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade marks, service marks, trade names or copyrights, except for infringements or conflicts that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 2.15 BROKER FEES.

         Except for fees to be paid by the Company for services rendered by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "INVESTMENT BANK") in connection with the transactions contemplated hereunder, there are and there shall be, no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or its Affiliates.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company as of the date hereof and as of the date of each Closing as follows:

         SECTION 3.1 INVESTMENT REPRESENTATIONS.

         The Purchaser:

         (a) Is experienced in evaluating and investing in companies such as the Company and can bear the economic risk of its investment in the Notes and the Applicable Shares. It has substantial experience in investing in and evaluating private placement transactions of securities in companies similar to the Company and is capable of evaluating the risks and merits of its investment in the Company and has the capacity to protect its own interests.

         (b) Is acquiring the Notes pursuant to an exemption from registration under the Securities Act for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing the Notes or any of the Applicable Shares in contravention of the Securities Act. The Purchaser has not been formed for the specific purpose of acquiring the Notes or the Applicable Shares. Each acquisition by such Purchaser of Notes or the Applicable Shares hereunder shall constitute a confirmation of this representation by such Purchaser.

         (c) Acknowledges that, because they have not been registered under the Securities Act or any state or foreign securities laws, the Notes it is purchasing and the underlying Applicable Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state and foreign securities laws or an exemption from such registration is available. The Purchaser acknowledges that (i) no U.S. or foreign Federal, state or local Governmental Authority has made any finding or determination relating to the fairness of the terms of the investment in the Company proposed hereunder and neither the Notes nor the underlying Applicable Shares have been registered under the Securities Act or any applicable state or foreign securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and such state and foreign securities laws or unless an exemption from such registration is available, (ii) if an exemption from registration is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale and the holding period for the Notes and the Applicable Shares, whatever the case may be, and other requirements outside of the Company's or the Purchaser's control, and which the Company is under no obligation to, and which it may not be able to satisfy, (iii) the Purchaser may not resell or otherwise dispose of all or any part of the Notes or Applicable Shares except as permitted by law and all other regulations promulgated under the Securities Act and applicable state and foreign securities laws and, with respect to the Notes, the terms of the Notes, and (iv) except as is expressly set forth in (w) the Second Amended and Restated Registration Rights Agreement (as defined in Section 5.1(d) below), (x) the Itau Stockholder Agreement, (y) the Second Amended and Restated Stockholder Agreement (as defined herein) and (z) the registration rights agreement in the form attached hereto as Exhibit E (the "ASSIGNEE REGISTRATION RIGHTS AGREEMENT") to the extent entered into by the Company with any assignee pursuant to Section 4.4, the Company does not have any obligation to register the Notes or the Applicable Shares under the Securities Act or any state or foreign securities laws, and the Company has no present intention of effecting any such registration.

         (d) Is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

         SECTION 3.2 ORGANIZATION; AUTHORIZATION; NO CONFLICT.

         The Purchaser is an organization duly formed and validly existing under the laws of the jurisdiction of its organization and is in good standing under such laws. The Purchaser has full power and authority to enter into this Agreement and the other agreements to which it is a party. All corporate and shareholder actions on the part of the Purchaser necessary for the performance of its obligations under this Agreement and the other documents and instruments delivered or to be delivered by it pursuant to this Agreement have been taken. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the availability or lack of availability of specific performance and other equitable remedies. Neither the execution and delivery of this Agreement or the purchase of the Notes, nor the consummation of any transaction contemplated by this Agreement or the Notes, has constituted or resulted in or will constitute or result in a default or violation under the Purchaser's governing documents or any material provisions of any material agreement or instrument to which the Purchaser is bound or any material statutes, rules, regulations or orders binding upon the Purchaser.

         SECTION 3.3 CONSENTS.

         The Purchaser has obtained all necessary consents of and made all required filings with any Governmental Authority required to be obtained or made by the Purchaser in connection with the execution, delivery, or performance by the Purchaser of this Agreement and the Notes, except any required filing of notification and report forms and the expiration or termination of the waiting period under the HSR Act in respect of Applicable Shares receivable pursuant to the terms of the Notes.

         SECTION 3.4 BROKERS FEES.

         Except for fees to be paid by the Company to the Investment Bank for services rendered by the Investment Bank in connection with the transactions contemplated hereunder, there are and there shall be, no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Purchaser or any of its Affiliates.

         SECTION 3.5 DISCLOSURE OF INFORMATION.

         The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Notes with the management of the Company.

         SECTION 3.6 LEGENDS.

         The Purchaser understands that the Notes and the Applicable Shares, and any securities issued in respect of or in exchange for the Applicable Shares, may bear one or more restrictive legends regarding registration under applicable securities laws.

                                   ARTICLE 4

                                    COVENANTS

         SECTION 4.1 NOTIFICATION REQUIREMENTS.

         The Company shall give prompt notice to the Purchaser of the occurrence or nonoccurrence of any event known to the Company which would reasonably be expected to cause the failure of the Company to comply with or satisfy any representation, warranty, covenant or agreement under this Agreement or the Notes or the failure of any condition set forth in Article V to be satisfied.

         SECTION 4.2 ACTIONS TO ISSUE THE SECURITIES

         (a) The Company shall as promptly as practicable (subject to the next succeeding sentence) take all actions required or advisable in accordance with any law, rule or regulation or otherwise to obtain the Shareholder Approvals, effect the Charter Amendments, the issuance of the Notes and the Applicable Shares under this Agreement and the Notes (whether upon conversion of Notes or as interest on the Initial Notes in lieu of cash), the issuance of any Class B Common Stock issued pursuant to the conversion or redemption of the Applicable Shares or Class A Common Stock issued pursuant to a conversion of such Class B Common Stock, including, without limitation, (i) complying with all applicable rules and regulations, including those of the NASDAQ Stock Market, or seeking any available relief from such rules and regulations, (ii) delivering to the Purchaser, the Initial Notes in the form of EXHIBIT A-1, the PIK Notes in the form of EXHIBIT A-2, or certificates representing the Applicable Shares (as payment of interest on the Notes or upon conversion thereof) in accordance with the provisions of this Agreement and the Notes, as the case may be, (iii) filing a Form D to the extent required by Regulation D of the Securities Act, (iv) complying with any applicable state securities or "blue sky" laws, (v) obtaining an approval for listing on the NASDAQ Stock Market of any Class A Common Stock issued or issuable upon conversion of the Notes, whether directly or indirectly through the subsequent conversion of the Applicable Shares or the conversion of the Class B Common Stock into which such Applicable Shares are converted and
(vi) making all filings which are required under applicable laws and seek all regulatory approvals required in connection with the issuance of such securities including, without limitation, any filings under the HSR Act in connection with any filing made by the Purchaser. Without limiting the immediately preceding sentence, the Company shall present and seek to obtain the Shareholder Approvals and any other shareholder approvals necessary in connection with this Agreement, the Notes, the Charter Amendments, the Certificate of Designation and the transactions contemplated hereby and thereby at its 2002 annual meeting of shareholders which shall be held on or before September 25, 2002 (the "SHAREHOLDERS MEETING") and take all action necessary in accordance with the DGCL and the Company's Restated Certificate of Incorporation and Bylaws to duly call, give notice of and convene the Shareholders Meeting. In connection therewith, the Company shall prepare and file with the SEC the Proxy Statement. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company shall use reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to AOLTW and advise AOLTW of any oral comments with respect to the Proxy Statement received from the SEC. The Company will provide AOLTW with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide AOLTW with a copy of all such filings made with the SEC. No amendment or supplement to the Proxy Statement shall be made without the approval of AOLTW, which approval shall not be unreasonably withheld or delayed. The Company agrees that none of the information set forth in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Finance Committee has recommended to the Board that the Board recommend, and the Board and the Special Committee have recommended, that the shareholders of the Company approve the matters to be submitted for approval by shareholders at the Shareholders Meeting and give the Shareholder

Approvals. The Company shall set forth such recommendations in the Proxy Statement and shall take all lawful action to solicit proxies in favor of the approval of the Charter Amendments, this Agreement, the Notes, the Certificate of Designation and the transactions contemplated hereby and thereby and use its best efforts to obtain the such approvals.

         (b) In addition to and without limiting the Company's covenants contained in this Article IV, the Company shall use its best efforts to obtain any Governmental Approvals required for the issuance of the Notes and the compliance by the Company with its obligations hereunder and thereunder (including to issue Applicable Shares upon conversion of the Notes). In furtherance thereof, the Company shall, at the request of the Purchaser in connection with any filing made or to be made by the Purchaser pursuant to
Section 4.2(c), (i) promptly take all actions necessary to make the filings required of the Company and its Affiliates under the HSR Act or any other applicable law, rule or regulation, (ii) comply at the earliest practicable date with any request for additional information received by the Company or its Affiliates from the Federal Trade Commission ("FTC") or the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") pursuant to the HSR Act or under any other applicable Governmental Authority pursuant to any non-U.S. national antitrust, competition, merger or similar law, rule or regulation ("OTHER INVESTMENT LAWS") and (iii) promptly cooperate with the Purchaser in connection with the Purchaser's preparation of any necessary filings or submissions under the HSR Act or such Other Investment Laws and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement and the Notes commenced by the FTC, the Antitrust Division, any state attorneys general or such other Governmental Authority. The Company shall also, at the request of the Purchaser, make additional filings under the HSR Act or such Other Investment Laws and again comply with this Section 4.2(b) as the Purchaser shall reasonably request from time to time in order to fully realize the rights and benefits under this Agreement and the Notes (including the conversion rights thereunder).

         (c) The Purchaser shall promptly after the date hereof take all actions necessary to make the filings required of the Purchaser and its Affiliates under the HSR Act and, if the Purchaser is not AOLTW or a Subsidiary AOLTW, under any Other Investment Laws, (ii) comply at the earliest practicable date with any request for additional information received by the Purchaser or its Affiliates from the Antitrust Division of the Department of Justice pursuant to the HSR Act and, if the Purchaser is not AOLTW or a Subsidiary of AOLTW, any non-U.S. Governmental Authority pursuant to any applicable Other Investment Laws and
(iii) promptly cooperate with the Company in connection with the Company's preparation of any necessary filings or submissions under the HSR Act and, if the Purchaser is not AOLTW or a Subsidiary of AOLTW, under any Other Investment Laws and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement and the Notes commenced by the Antitrust Division or state attorneys general and, if the Purchaser is not AOLTW or a Subsidiary of AOLTW, any such non-U.S. Governmental Authority pursuant to any applicable Other Investment Laws. The Purchaser shall also, at the request of the Company, make additional filings under the HSR Act and, if the Purchaser is not AOLTW or a Subsidiary of AOLTW, under any applicable Other Investment Laws and again comply with this Section 4.2(c) as the Company shall reasonably request from time to time in order to fully realize the rights and benefits under this Agreement and the Notes (including the conversion rights thereunder).

         SECTION 4.3 REIMBURSEMENT OF LEGAL FEES.

         (a) The Company shall reimburse AOLTW from time to time upon the presentation of a reasonably detailed invoice for (i) the reasonable outside attorney's fees incurred by AOLTW and its Affiliates in connection with (x) the development, preparation and execution of this Agreement, and any amendment, assignment, supplement, or modification of this Agreement, the Notes, the Certificate of Designation, the Charter Amendments and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby and (y) prior unconsummated transactions relating to the procurement of financing by the Company, including the structuring, negotiation and preparation of (A) credit facility documentation, guaranties and security documents with respect to third-party bank financing and (B) inter-shareholder arrangements and commitments related to such unconsummated financing transactions and (ii) if a Default shall occur, the outside attorney's fees incurred by AOLTW and its Affiliates in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the Certificate of Designation, the Charter Amendments and any other documents prepared in connection herewith or therewith.

         (b) The Company shall reimburse any Purchaser that is not AOLTW or a Subsidiary of AOLTW from time to time upon the presentation of a reasonably detailed invoice for the reasonable outside attorney's fees incurred by such Purchaser in connection with (i) the development, preparation and execution of this Agreement and any amendment, assignment, supplement, or modification of this Agreement, the Notes, the Certificate of Designation, the Charter Amendments and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, and
(ii) if a Default shall occur, the enforcement or preservation of any rights under this Agreement, the Notes, the Certificate of Designation, the Charter Amendments and any other documents prepared in connection herewith or therewith; PROVIDED, HOWEVER, (x) in connection with any amendment, supplement or other modification of this Agreement, the Notes, the Certificate of Designation, the Charter Amendments or any other documents prepared in connection herewith or therewith, the Company shall not be responsible for the fees and expenses of more than one counsel for all such Purchasers as a group and (y) in connection with any assignment of this Agreement or rights hereunder or the transfer of any Notes, the Company shall not be responsible for the fees and expenses of any assignee or transferee or proposed assignee or transferee relating to such assignee or transferee's due diligence investigation of the Company or negotiation with the assigning or transferring Purchaser.

         SECTION 4.4 ASSIGNEE REGISTRATION RIGHTS

         If AOLTW assigns any of its rights to purchase Initial Notes under this Agreement to any Person that is not a Subsidiary of AOLTW pursuant to Section
7.1 hereof, the Company shall execute and deliver to such assignee at the Closing pursuant to which such assignee purchases Initial Notes, the Assignee Registration Rights Agreement. Within 30 days of the receipt of the Assignee Registration Rights Agreement from the Company, such assignee shall have the right (i) to become a party to such agreement by executing a counterpart signature page to such agreement and thereafter, the Class A Common Stock issued or issuable, directly or indirectly, by the Company upon conversion of or as interest on the Notes shall be deemed "Registrable Securities" thereunder in accordance with its terms or (ii) refuse to become a party to such agreement, and thereafter, such assignee shall thereafter lose the right to become a party to such Agreement; PROVIDED that failure to deliver a counterpart signature page to such agreement to the Company within such 30 day period shall constitute refusal for the purposes of clause (ii) above. Any assignee of any rights to purchase Initial Notes under this Agreement shall be a third-party beneficiary for the purposes of this Section 4.4. If AOLTW assigns any of its rights to purchase Initial Notes under this Agreement to any Subsidiary of AOLTW pursuant to Section 7.1 hereof, such Subsidiary shall, as a condition to consummating the assignment of the right to purchase such Initial Notes to such Subsidiary, agree in writing to become a party to the Second Amended and Restated Registration Rights Agreement by executing a counterpart signature page thereto and shall have the same rights and benefits as AOLTW thereunder.

         SECTION 4.5 RESALE RESTRICTION ON APPLICABLE SHARES.

         (a) AOLTW and any Purchaser that is a Subsidiary of AOLTW agrees not to sell any of the shares of Class A Common Stock received by it upon (x) conversion of any Note or (y) conversion of any Preferred Stock received by it upon conversion of any Note for a period of 45 days following such receipt of Class A Common Stock. For the avoidance of doubt, this restriction shall not apply to the sale of capital stock or securities of the Company acquired by AOLTW and any Purchaser that is a Subsidiary of AOLTW in any other manner or held, or received in respect of securities held, prior to the date hereof.

         (b) If AOLTW assigns any of its rights to purchase Initial Notes under this Agreement to any Subsidiary of AOLTW pursuant to Section 7.1 hereof, such Subsidiary shall, as a condition to consummating the assignment of the right to purchase such Initial Note to such Subsidiary, agree in writing to become a party to the Second Amended and Restated Stockholders Agreement by executing a counterpart signature page thereto and shall have the same rights and benefits as AOLTW thereunder.

         SECTION 4.6 FURTHER ASSURANCES.

         At any time and from time to time after the date hereof, each party hereto shall also execute and deliver such further instruments or documents and take such further actions as may be reasonably necessary or requested by the other party in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement and the Notes and to otherwise carry out the intent of the parties hereunder.

                                   ARTICLE 5

                             CONDITIONS TO CLOSINGS

         SECTION 5.1 CONDITIONS TO THE PURCHASER'S OBLIGATIONS TO PURCHASE THE INITIAL NOTES.

         The obligation of the Purchaser to purchase and pay for the Initial Notes to be purchased by it at each Closing is subject to the satisfaction or waiver of the following conditions on or prior to such Closing (unless such condition specifies satisfaction on a different date, in which case, such condition shall be satisfied as of such date). These conditions are for the Purchaser's sole benefit and may be waived (in whole or in part) only by the Purchaser and only in writing.

         (a) With respect to each Closing, each representation and warranty of the Company set forth in Article 2 hereof shall be true and correct in all material respects except for those qualified by materiality or Material Adverse Effect, and each representation and warranty set forth in Article 2 that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects.

         (b) With respect to each Closing, all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such Closing shall have been performed or complied with in all material respects.

         (c) With respect to each Closing, no Default (as defined in the Notes) shall have occurred or be continuing immediately before or after such Closing.

         (d) With respect to the First Closing, the Company and the other parties thereto (other than AOLTW and AOL) shall have duly executed and delivered to the Purchaser the Second Amended and Restated Registration Rights Agreement in the form attached hereto as EXHIBIT F (the "SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT"). With respect to each Subsequent Closing in which the Purchaser is not AOLTW or a Subsidiary of AOLTW, the Company shall have duly executed and delivered to the Purchaser an Assignee Registration Rights Agreement.

         (e) With respect to the First Closing, the Company and the other parties thereto (other than AOLTW and AOL) shall have duly executed and delivered to the Purchaser the Second Amended and Stockholders Agreement in the form attached hereto as Exhibit G (the "SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT").

         (f) With respect to the First Closing, Banco Itau S.A., a Brazilian Sociedade Anonima, Banco Itau S.A.--Cayman Branch, a Brazilian Sociedade Anonima, Banco Banerj S.A., a Brazilian Sociedade Anonima and Itau Bank Limited, a Cayman limited liability company, shall have duly executed and delivered to the Purchaser the waiver in the form attached hereto as EXHIBIT H (the "ITAU LETTER").

         (g) With respect to each Closing, the Purchaser shall have received a certificate of the Chief Executive Officer of the Company, dated as of such Closing, certifying as to the matters set forth in paragraphs (a) and (b) of this Section 5.1; and

         (h) With respect to each Closing, the Purchaser shall have received a legal opinion, dated as of such Closing, in the form attached hereto as EXHIBIT I and (i) with respect to the First Closing and each Subsequent Closing in which an assignee who is not an Affiliate of AOLTW shall purchase Initial Notes for the first time, such opinion shall be from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and (ii) with respect to all other Subsequent Closings, such opinion shall be from either Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. or in-house legal counsel for the Company.

         (i) With respect to the First Closing, the Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Company which shall certify the resolutions of the Board (and its committees and members) providing for the approval of this Agreement and the Notes, a specimen of the Initial Notes, the names of the officers of the Company authorized to sign this Agreement, the Notes and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

         (j) With respect to the First Closing, the Company shall have filed with the Secretary of the State of the State of Delaware the Certificate of Designation.

         (k) With respect to each Closing, the Company shall have executed and delivered to the Purchaser a cross-receipt, dated as of such Closing, in the form attached hereto as EXHIBIT J, pursuant to which the Company acknowledges receipt of the purchase price received from the Purchaser in connection with such Closing.

         (l) With respect to each Closing, the Company shall have executed and delivered to the Purchaser the Initial Notes to be sold by it to the Purchaser at such Closing.

         (m) With respect to the First Closing, AOLTW shall have received a complete and correct copy of the opinion of the Investment Bank regarding fairness delivered to the Financing Committee of the Board to the effect that the sale of the Initial Notes in accordance with the terms of this Agreement and the Exhibits attached hereto is fair to the Company from a financial point of view.

         (n) With respect to each Closing, all other governmental approvals and other consents and waivers necessary for the consummation of the transactions contemplated by this Agreement and the Notes shall have been obtained, and all of such governmental approvals and other consents and waivers shall be in form and substance reasonably satisfactory to the Majority Purchaser.

         (o) With respect to each Closing, all corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Notes and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Majority Purchaser and outside counsel to the Majority Purchaser, and the Purchaser and outside counsel to the Majority Purchaser shall have received all such counterpart originals or certified or other copies of documents as the Majority Purchaser or outside counsel to the Majority Purchaser or outside counsel to the Majority may reasonably request.

         (p) With respect to each Subsequent Closing, the Purchaser shall have received a Funding Notice complying with the terms of Section 1.1 in respect of such Closing.

         SECTION 5.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS TO ISSUE INITIAL NOTES.

         The obligation of the Company to issue and sell the Initial Notes to be sold by it to the Purchaser at each Closing is subject to the satisfaction or waiver of the following conditions on or prior to such Closing (unless such condition specifies satisfaction on a different date, in which case, such condition shall be satisfied as of such date). These conditions are for the Company's sole benefit and may be waived (in whole or in part) only by the Company and only in writing.

         (a) The representations and warranties of the Purchaser set forth in
Article 3 hereof shall be true and correct in all material respects as of the date hereof.

         (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the date hereof shall have been performed or complied with in all material respects.

         (c) The Purchaser shall have delivered the purchase price by wire transfer in immediately U.S. dollars for the Initial Notes being purchased by it at such Closing.

         (d) The Purchaser shall have executed and delivered to the Company a cross-receipt, dated as of such Closing, in the form attached hereto as EXHIBIT J, pursuant to which the Purchaser acknowledges receipt of the Initial Notes received from the Company in connection with such Closing.

         (e) With respect to the First Closing, AOLTW and AOL shall have duly executed and delivered to the Purchaser the Second Amended and Restated Registration Rights Agreement.

         (f) With respect to the First Closing, AOLTW and AOL shall have duly executed and delivered to the Purchaser the Second Amended and Restated Stockholders Agreement.

                                   ARTICLE 6

                                 INDEMNIFICATION

         SECTION 6.1 INDEMNIFICATION BY THE COMPANY.

         The Company shall defend, indemnify and hold harmless AOLTW, the Purchaser and their respective Affiliates (EACH, AN "INDEMNIFIED PARTY") and each director, officer, member, partner, employee and agent thereof against any obligations, loss, damage, claim, liability, judgment, suits or settlement of any nature or kind, including all costs and expenses relating thereto, including without limitation, interest, penalties and reasonable attorneys' fees (including any attorneys' fees incurred in enforcing this Section 6.1) (collectively "DAMAGES"), arising out of, resulting from or relating to:

                  (i) the breach of any representation or warranty or failure to perform any covenants or agreements by the Company contained in Article 2, or in any certificate or document delivered by the Company to the Purchaser pursuant to this Agreement;

                  (ii) the breach by the Company of any covenant or agreement (whether to be performed prior to or after any Closing) contained in this Agreement or the Notes; or

                  (iii) the transactions contemplated by this Agreement and the Notes;

in each case other than Damages which are the result of such Purchaser's gross negligence, willful misconduct, or violation of any state or federal statute imposing liability on creditors.

         SECTION 6.2 NON-EXCLUSIVE REMEDY.

         The indemnification remedies provided in this Article 6 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Article VI shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, the Notes, any other contract, any law or otherwise).

                                   ARTICLE 7

                                  MISCELLANEOUS

         SECTION 7.1 SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by AOLTW and/or its successors and permitted assigns. This Agreement and any rights and obligations related hereto may not be assigned by the Company without the prior written consent of AOLTW. AOLTW may assign its rights and obligations under this Agreement to any Person other than a Competitor without the consent of the Company; PROVIDED, that (i) as a condition to any such assignment, any proposed assignee shall execute and deliver to the Company a counterpart signature page to this Agreement in the form of EXHIBIT J and shall expressly agree (x) to be a "Purchaser" hereunder and to be bound by the terms and conditions hereof and (y) to make each of the representations and warranties set forth in Article 3 of this Agreement, (ii) AOLTW shall not be permitted to assign its rights under Section 4.2(a) to review or approve the Proxy Statement or amendments thereto, (iii) no assignment hereunder by AOLTW to an Affiliate of AOLTW shall relieve AOLTW from any of its obligations hereunder and (iv) no assignment by AOLTW to any Person that is not an Affiliate of AOLTW shall relieve AOLTW of the obligation to purchase any Notes hereunder at any Closing if such assignee refuses or fails to purchase such Notes at such Closing in violation of its obligations hereunder. Any purported assignment of this Agreement in violation of the provisions of this Section 7.1 is null and void.

         SECTION 7.2 AMENDMENTS AND WAIVERS.

         No modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is in writing and signed by the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         SECTION 7.3 NOTICES.

         All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) upon receipt of confirmation of successful transmission when sent by facsimile if sent during the normal business hours of the recipient and otherwise on the next succeeding business day, (iii) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below (unless and until the party giving such notice has been given written notice of a change in such address by the other party):

                           If to the Company:

                                    America Online Latin America, Inc.
                                    6600 N. Andrews Avenue
                                    Suite 500
                                    Ft. Lauderdale, FL 33309
                                    Attn:  Chief Executive Officer
                                    Fax (954) 233-1801

                           with copies to:

                                    America Online Latin America, Inc.
                                    6600 N. Andrews Avenue
                                    Suite 500
                                    Ft. Lauderdale, FL 33309
                                    Attn:  General Counsel
                                    Fax:  (954) 233-1805

                           If to the Purchaser:

                                    AOL Time Warner Inc.
                                    75 Rockefeller Plaza
                                    New York, NY 10019
                                    Attn: Treasurer
                                    Fax: (212) 258-3020

                           with copies to:

                                    AOL Time Warner Inc.
                                    75 Rockefeller Plaza
                                    New York, NY 10019
                                    Attn: General Counsel
                                    Fax: (212) 258-3020
                                    and

                                    Simpson Thacher & Bartlett
                                    425 Lexington Avenue
                                    New York, NY 10017-3954
                                    Attn:  Peter Malloy, Esq.
                                    Fax:  (212) 455-2502

         SECTION 7.4 ENTIRE AGREEMENT; SUPERSEDES PRIOR AGREEMENTS.

         This Agreement and the Notes constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         SECTION 7.5 DELAYS OR OMISSIONS.

         It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies available under this Agreement or applicable law or otherwise afforded to any party, shall be cumulative and not alternative.

         SECTION 7.6 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
TRIAL.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each party irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the United States located in the City of New York for all disputes arising under or related to this Agreement, which are subject to litigation hereunder including actions seeking injunctive relief, and to service of process in any jurisdiction in any such action by means of notice delivered pursuant to Section 7.3 hereof; PROVIDED, HOWEVER, to permit a party to enforce a judgment each party also irrevocably consents to the jurisdiction of the courts in the place where such judgment enforcement is sought. Each party waives (i) any objection it otherwise may have to the personal jurisdiction and venue of the courts designated in this
Section 7.6 and (ii) the right to trial by jury.

         SECTION 7.7 SEVERABILITY.

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         SECTION 7.8 TITLES AND SUBTITLES.

         The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         SECTION 7.9 COUNTERPARTS; FACSIMILE SIGNATURES.

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Signatures to this Agreement may be transmitted by facsimile.

         SECTION 7.10 SURVIVAL OF WARRANTIES.

         The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall continue as long as any Notes are outstanding or issuable, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Purchaser or any other holder of a Note.

         SECTION 7.11 OTHER DEFINITIONS.

         The following terms as used in this Agreement shall have the following meanings set forth below. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Notes.

         (a) "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

         (b) "APPLICABLE SHARES" means

                  (i) prior to the occurrence of a Class B Triggering Event (as defined in the Certificate), if AOLTW or any AOLTW Affiliated Holder is the Holder

                      (A) the Series F Preferred Stock, prior to the automatic conversion of the Series F Preferred Stock into Series B Preferred Stock pursuant to the certificate of designation with respect to the Series F Preferred Stock; and

                      (B) the Series B Preferred Stock, after the automatic conversion of the Series F Preferred Stock into Series B Preferred Stock pursuant to the certificate of designation with respect to the Series F Preferred Stock

                  (ii) after the occurrence of a Class B Triggering Event, or if any Person other than AOLTW or any AOLTW Affiliated Holder is the Holder, the Class A Common Stock.

         (c) "ASSET SALE" means any Disposition (other than Dispositions permitted under clauses (b), (c), (d), (e) and (f) of Section 6.8 of the Notes) of property, rights or other assets or series of related Dispositions of property, rights or other assets that yields aggregate gross proceeds to the Company or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $100,000.

         (d) "CAPITAL STOCK" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes, without limitation, any and all shares of Class A Common Stock, Class B Common Stock,

Class C Common Stock par value $.01 per share of the Company, Series B Preferred Stock, Series C Redeemable Convertible Preferred Stock of the Company and Series F Preferred Stock.

         (e) "CASH EQUIVALENTS" means (a) marketable direct obligations issued by, or guaranteed by, the United States Government or any agency thereof or any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be); (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings -Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("MOODY'S"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition; (f) shares of money market mutual or similar funds which invest in assets satisfying the requirements of clauses (a) through
(e) of this definition; (g) instruments issued or guaranteed by the government of Brazil or Mexico or any other jurisdiction where the Company or any of its Subsidiaries conducts business (other than Argentina).

         (f) "COMPETITOR" means any Person that competes or any Person whose Affiliates compete in a material way with the Company or any of its operating companies including, without limitation: Globo.com, StarMedia, Yahoo, MSN.com, TerraLycos, Universo Online, Prodigy and Ciudad Internet. For purposes of this definition of "Competitor" only, Affiliate of any Person shall mean any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "Control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise Notwithstanding the above, "COMPETITOR" shall not include any Person (or any of such Person's Affiliates) who does not compete in a material way with the Company or any of its operating companies and who is primarily engaged in the business of making private equity investments and that owns securities representing no more than 20% of the outstanding voting power of any Competitor so long as such Person owning such securities has no more than the right to one director on the board of directors (or a comparable representative on a comparable governing body) of such Competitor; but "COMPETITOR" shall include the Affiliates of such Person to the extent any such Affiliate competes in a material way with the Company or any of its operating companies.

         (g) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

         (h) "DISPOSITION" (or similar words such as "DISPOSE") means any direct or indirect sale, transfer, license, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Company's or its Subsidiaries' property, rights or other assets (including accounts receivable and Capital Stock of Subsidiaries) to any other Person (other than to the Company or any Subsidiary) in a single transaction or series of related transactions.

         (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

         (j) "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         (k) "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or in Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any unfunded liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice concerning the imposition on such entity of Withdrawal Liability or a determination that a Multiemployer Plan with respect to which such entity is obligated to contribute or is otherwise liable is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence, with respect to a Plan or a Multiemployer Plan, of a nonexempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Company.

         (l) "EXEMPTED FINANCINGS" means, collectively, any issuance or sale of any shares of Capital Stock or other Securities (including pursuant to the exercise or conversion of any rights, options, warrants or other rights) to officers, directors and employees of the Company in such number and manner as shall be determined by the Board.

         (m) "FOREIGN PENSION PLAN" means any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

         (n) "GOVERNMENTAL AUTHORITY" means any governmental, regulatory or administrative agency, authority, instrumentality or commission or any court, tribunal or judicial or arbitral body of the United States (federal, state or local) or otherwise or any other country or the European Community or any other supranational organization or body.

         (o) "GUARANTEE OBLIGATIONS" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or purporting to guarantee any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; PROVIDED that the term Guarantee Obligations shall not include endorsements for collection or deposit in the ordinary course of business.

         (p) "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, securities prices or currency exchange rates.

         (q) "INDEBTEDNESS" of any Person means, without duplication:

                  (i) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (ii) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (iii) all Capitalized Lease Liabilities of such Person;

                  (iv) net Hedging Obligations of such Person;

                  (v) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding (x) current accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which either (A) such amounts are accrued on the books of such Person or (B) a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person and (y) payment obligations of such Person pursuant to agreements entered into in the ordinary course of business, which payment obligations are contingent on another Person's satisfactory provision of goods and services), and indebtedness of others secured by a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements, but excluding operating leases or Synthetic Lease), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (but only to the extent of the lesser of the fair market value of the property subject to such Lien and the amount of such indebtedness);

                  (vi) obligations arising under Synthetic Leases; and

                  (vii) all Guarantee Obligations of such Person in respect of any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include any obligations to make Tax Distributions. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefore.

         (r) "ITAU STOCKHOLDER AGREEMENT" means the Amended and Restated Registration Rights and Stockholders' Agreement entered into as of March 30, 2001 by and among the Company, Banco Itau, Banco Itau, S.A., a Brazilian Sociedade Anonima, Banco Banerj, S.A., a Brazilian Sociedade Anonima, Banco Itau, S.A.--Cayman Branch, a Brazilian Sociedade Anonima. and Itau Bank Limited, a Cayman limited liability company, AOL, Aspen Investments LLC and Atlantis Investments LLC.

         (s) "LIEN" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

         (t) "MAJORITY PURCHASER", for any Closing, means the Purchaser or Purchasers purchasing more than 50% of the aggregate principal amount of Initial Notes to be issued, subject to the satisfaction or waiver of the applicable conditions specified in Article V hereof, by the Company at such Closing.

         (u) "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         (v) "NET CASH PROCEEDS" means (a) in connection with any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, net of attorneys' fees, accountants' fees, investment banking fees and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any Financing, the proceeds thereof in the form of cash and Cash Equivalents, net of attorneys' fees, accountants' fees, investment banking fees, and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing issuance or sale of Capital Stock or other Securities).

         (w) "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

         (x) "SECURITIES" means (i) any shares of the Company's Capital Stock or other debt or equity securities of the Company, (ii) any security convertible, with or without consideration, into any shares of the Company's Capital Stock or other debt or equity securities of the Company (including any option to purchase such a convertible security), (iii) any security carrying any warrant to or right to subscribe to or purchase any shares of the Company's Capital Stock or other debt or equity securities of the Company, and (iv) any warrant or right convertible into or exercisable for, with or without consideration, any shares of the Company's Capital Stock or other debt or equity securities of the Company.

         (y) "SERIES B PREFERRED STOCK" means the Series B Redeemable Convertible Preferred Stock, par value $.01 per share, of the Company.

         (z) "SERIES F PREFERRED STOCK" means the Series F Redeemable Convertible Preferred Stock, par value $.01 per share, of the Company.

         (aa) "STOCKHOLDER AGREEMENTS" means, collectively, the Itau Stockholders Agreement and the Second Amended and Restated Stockholders Agreement dated as of the date hereof among the Company, AOLTW, AOL, Aspen Investments LLC and Atlantis Investments LLC.

         (bb) "SUBSIDIARY" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by, or the managing member, general partner or other solely controlling affiliate of such corporation, association, partnership, joint venture, limited liability company or other business entity is, (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

         (cc) "TAX DISTRIBUTION" means, with respect to any period, distributions made to any Person by a Subsidiary of such Person on or with respect to income and other Taxes, which distributions are not in excess of the tax liabilities that would have been payable by such Subsidiary on a stand-alone basis, and which are calculated in accordance with, and made no earlier than as required by, the terms of the applicable organization document which require such distribution.

         IN WITNESS WHEREOF, the parties hereto have executed this NOTE PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

                                        AOL TIME WARNER INC.

                                        By: /s/ RAY MURPHY
                                          -------------------------------------
                                        Name: RAY MURPHY
                                        Title: VICE PRESIDENT





                                        AMERICA ONLINE LATIN AMERICA, INC.


                                        By: /s/ DAVID BRUSCINO
                                          -------------------------------------
                                        Name: DAVID BRUSCINO
                                        Title: VICE PRESIDENT AND SECRETARY